Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORESTAR REAL ESTATE GROUP INC.
Pursuant to Sections 242 and 245 of the Delaware General Corporation Law
          Forestar Real Estate Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:
          (1) The name of the Corporation is Forestar Real Estate Group Inc. The Corporation was originally formed as Temple-Inland Real Estate Group LLC, a Delaware Limited Liability Company, on December 28, 2005, and converted to a corporation on October 31, 2007. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 31, 2007 under the name of Forestar Real Estate Group Inc.
          (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 242 and 245 of the GCL.
          (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.
          (4) The text of the certificate of incorporation is amended and restated in its entirety as follows:
ARTICLE I
     The name of the corporation (hereinafter called the “Corporation”) is Forestar Real Estate Group Inc.
ARTICLE II
     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
     Section 1. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 225,000,000, consisting of (1) 25,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), and (2) 200,000,000 shares of Common Stock, par value $1.00 per share (“Common Stock”). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as permitted by the laws of the State of Delaware. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be consideration for such issuance.
     Section 2. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:
     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
     (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;
     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;
     (d) whether the shares of such series shall be subject to redemption by the Corporation, other than as set forth in Section 4 of this Article IV, and, if so, the times, prices and other terms and conditions of such redemption;
     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;
     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and
     (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.
     Section 3. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.
     Section 4. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation, shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:
     (a) the redemption price of the shares to be redeemed pursuant to this Section 4 shall be equal to the Fair Market Value of such shares;
     (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;
     (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;
     (d) at least 30 days written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;
     (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and
     (f) such other terms and conditions as the Board of Directors shall determine.
     For purposes of this Section 4:
     (i) “Disqualified Holder” shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.
     (ii) “Fair Market Value” of a share of the Corporation’s stock of any class or series shall mean the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section 4; provided, however, that if shares of stock of such class or series are not traded on any registered securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided further, however, that “Fair Market Value” as to any stockholder who purchased his stock within 120 days of a

Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him. “Closing Price” on any day means the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.
     (iii) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.
     (iv) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 4, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 4 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).
     (v) “Subsidiary” shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.
ARTICLE V
     Section 1. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2008, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2009, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2010, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Section 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
     Section 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the Bylaws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the Bylaws. Any director elected in accordance with the preceding sentence of this Section 3 shall be appointed to the class of directors in which the new directorship was created or the vacancy occurred and shall hold office until the next annual meeting of stockholders or until such director’s successor shall have been elected and qualified, or as otherwise provided in the Bylaws.
     Section 4. Subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this Section 4, “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.
ARTICLE VI
     Subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation.

ARTICLE VII
     In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), Bylaws of the Corporation may be adopted, repealed, altered or amended by the stockholders of the Corporation only by the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class and cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration or amendment is included in the notice of such meeting).
ARTICLE VIII
     In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII or Articles V, VI, or VII, or Section 4 of Article IV, of this Certificate of Incorporation. Subject to the foregoing provisions of this Article VIII, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.
ARTICLE IX
     No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     In Witness Whereof, the undersigned duly authorized officer of Forestar Real Estate Group Inc. has executed this Amended and Restated Certificate of Incorporation this 11th day of December 2007, and Does Hereby Certify under penalties of perjury that the facts stated in this Amended and Restated Certificate of Incorporation are true.

/s/ David M. Grimm

Name: David M. Grimm
Title: Executive Vice President

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